Exhibit 99.1

COMBIMATRIX APPOINTS JEREMY M. JONES TO BOARD OF DIRECTORS

Senior Healthcare Services Executive Brings 35 Plus Years Industry Experience to Board

IRVINE, California, November 26, 2012 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for cancer and developmental disorders, today announced that veteran healthcare services executive Jeremy M. Jones has been appointed to the Board of Directors, effective immediately.  He fills a current vacancy on the Board, which with this appointment is now made up of six Directors.

Jones brings over 35 years of healthcare industry experience to the CombiMatrix Board.  As a Director, Jones has served on Audit, Compensation, and Corporate Governance Committees and has a working familiarity with the Sarbanes-Oxley Act of 2002.  During his career he has successfully led healthcare industry coalition efforts to unify the industry’s splintered message to legislators, while building the largest homecare service provider in the nation, Apria Healthcare Group Inc., through merger, acquisitions and increased market dominance.

“We are pleased to welcome Jeremy to our Board.  He is a seasoned and well respected healthcare executive with extensive experience in building and leading a number of successful healthcare companies,” said Mark P. McGowan, Chairman of the CombiMatrix Board of Directors.  “His diverse background, clinical laboratory and healthcare distribution experience combined with his large network of industry associates will be valuable resources as CombiMatrix pursues its strategy to become a world-class commercial laboratory, specializing in molecular diagnostic services.”

Jones is well known for his exemplary track record of providing vision, expertise and leadership to successful healthcare organizations.  Since 2000, he has been active as a strategic advisor, investor, and Director for healthcare distribution, home health care, clinical laboratory, disease management, and professional staffing businesses.

He is currently Chairman of NYSE-traded On Assignment Inc., a leading global provider of highly skilled, hard-to-find professionals in the life sciences, healthcare, and technology sectors, and he is on the Advisory Board of MedidaMetrics, provider of Exactcost Solutions.  Jones was an investor in, and Chairman, of home health service companies, Byram Healthcare Centers Inc, and Lifecare Solutions, Inc, until their sale in 2008, and 2011.  He has also served on the Board of US Labs, Inc., acquired by Lab Corp in 2005, Byram Healthcare, acquired by OPG Inc. in 2008 and Cardium Healthcare, acquired by CenCorp Health in 2006.

Jones has served two terms as Chairman of the Health Industry Distributors Association and was a Board Member of the National Association of Medical Equipment Services and founding Chairman of the Home Oxygen Services Coalition.  He received the Dr. Jonas Salk Memorial Mentor in Medicine Award from the March of Dimes, recognizing him for his proven medical achievements as well as support of wellness programs aimed at the prevention of birth defects.

Jones lives with his family in Southern California and holds a bachelor’s degree in business administration from the University of Iowa.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services to the prenatal, pediatric and oncology markets.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band Chromosome Analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  CMDX was also the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future business, operational and strategic plans, test menu expansion, services and reports development and attracting greater prenatal genetic screening business.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, allow access to samples earlier in the testing continuum, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	John Baldissera
President & CEO, CombiMatrix Corporation	BPC Financial Marketing
Tel (949) 753-0624	Tel (800) 368-1217

Media Contact:
Len Hall
VP, Media Relations
Allen & Caron
Tel (949) 474-4300
len@allencaron.com